UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2006

PAULA FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	0-23181	95-4640638
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, CA  91105

(Address of principal executive offices)

(626) 844-7100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

PASADENA, California, August 21, 2006 — PAULA Financial (NASDAQ: PFCO) today announced that the Company has not been able to file its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 on a timely basis due to unresolved issues relating to charges for year end bonuses, adjustments to certain accruals for Company expenses and accounts receivable related to year end bonuses paid to Jeff Snider, the Company’s Chairman and Chief Executive Officer.  The Company, which had total income of more than $18 million in 2005 and approximately $5.5 million in the first quarter of 2006, has identified accrual items totaling approximately $135,000 and accounts receivable items totaling $160,000.

The Company is working with its independent public accounting firm, and the Company’s Audit Committee and the Audit Committee’s independent counsel to resolve these issues, together with any others that may be raised, and file its Form 10-QSB as soon as possible.  The Company expects that it will receive a notice from The Nasdaq Capital Market regarding the delisting of the Company’s shares on Nasdaq due to the late filing of the Form 10-QSB.  Any such delisting would be subject to the Company having a right to appeal such delisting decision before it goes into effect.  The Company will make an appropriate announcement at that time regarding the notice from The Nasdaq Capital Market and the steps the Company intends to take to continue its listing.

Jeff Snider commented, “The Company has managed to meet its filing obligations in a timely manner, without exception, since going public in 1997.  We sincerely regret the delay as it detracts from what we believe was a solid quarter that delivered on our diversification objectives.  During the second quarter of 2006, we closed two acquisitions, one of which expands our personal lines presence and the other provides entry into the wholesale life brokerage business.  We view these as complementary to our historical emphasis on commercial lines.  The Company’s commercial lines continued to perform well during the quarter, with double-digit period-over-period revenue growth.  The Company is sparing no expense to cooperate with our independent public accounting firm to bring the above referenced matters to closure.”

The information in this Item 2.02 of this Form 8-K, including Exhibit 99.1 attached, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of PAULA Financial, dated August 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006

By:	/s/ Deborah S. Maddocks
Vice President - Finance